Exhibit 4.3

                          BMJ MEDICAL MANAGEMENT, INC.

            --------------------------------------------------------

                           CERTIFICATE OF DESIGNATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

            --------------------------------------------------------

                      Series B Convertible Preferred Stock

            --------------------------------------------------------

                  The undersigned, Neil F. Luria, Secretary of BMJ Medical Management, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following resolution has been duly adopted by the Board of Directors of the Corporation:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the shares of Preferred Stock of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 500,000 shares, par value $0.01 per share, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

                  1. Designation and Amount; Ranking. (a) This series of Preferred Stock shall be designated Series B Convertible Preferred Stock (the "Convertible Preferred Stock"), and the authorized number of shares constituting such series shall be 500,000, par value $0.01 per share. The price and liquidation preference (the "Liquidation Preference") of shares of Convertible Preferred Stock shall be $100.00 per share.

                  (b) The shares of Convertible Preferred Stock shall rank senior to all other classes of equity securities of the Corporation as to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Corporation except that the shares of Convertible Preferred Stock shall rank junior to the shares of Series A Preferred Stock and the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Corporation.

     2. Dividends. The holders (the "Holders") of record of the Original Convertible Preferred Stock (as hereinafter defined) shall be entitled to receive, out of any assets legally available therefor, cash dividends on the shares of Original Convertible Preferred Stock at the annual rate of 7% of the Liquidation Preference per share of Original Convertible Preferred Stock in accordance with this Section 2; provided, however, that in lieu of paying dividends in cash, the Corporation may, at its sole option and discretion, elect to pay such dividends in kind, in the equivalent number of shares of Convertible Preferred Stock (such in kind dividend is the "PIK Dividend"). The Holders of shares of Convertible Preferred Stock received as a PIK Dividend shall not be entitled to receive any dividends on such shares. An initial dividend shall be payable to the Holders on the date that any shares of Original Convertible Preferred Stock are first issued in an amount equal to the product of (a) the
aggregate  Liquidation   Preference  applicable  to  such  Original  Convertible
Preferred Stock and (b) either (i) in the event that such Original Convertible Preferred Stock is issued on the first anniversary of the consummation of the applicable Affiliation Transaction (as hereinafter defined), 7%, or (ii) in the event that such Original Convertible Preferred Stock is issued on the third anniversary of the consummation of the applicable Affiliation Transaction, 21%. Dividends shall also be payable to the Holders of the outstanding shares of Original Convertible Preferred Stock on the last Business Day (as hereinafter defined) immediately preceding the Anniversary Date (as hereinafter defined) (the "Annual Dividend"). The Annual Dividend on shares of Original Convertible Preferred Stock shall accrue from and including the date of original issuance thereof up to but excluding the Anniversary Date. The Annual Dividend shall be payable to Holders of record as they appear on the stock register of the Corporation on the last Business Day immediately preceding the Anniversary Date. During any period when the Corporation has failed to issue any dividend on the Original Convertible Preferred Stock for any period and until all unissued dividends, whether or not declared, on the Original Convertible Preferred Stock shall have been issued in full or declared and set apart for issuance, the Corporation shall not: (i) declare or pay dividends or make any other distributions on any shares of capital stock of the Corporation, whether common or preferred which are junior to the Convertible Preferred Stock (the "Junior Stock"), other than dividends or distributions payable in Junior Stock or (ii) redeem, purchase or otherwise acquire for consideration any shares of Junior Stock, other than redemptions, purchases or other acquisitions of shares of Junior Stock in exchange for any other shares of Junior Stock. If, for any reason, the Corporation shall fail to pay a dividend on the Original Convertible Preferred Stock when due, such dividend shall nonetheless accrue on such due date but no interest or right to further dividends shall accrue thereon.

     3.   Mandatory and Optional Conversions.

     (a)   Mandatory Conversion.

            (i) On the Anniversary Date, the Corporation and each Holder of any such Original Convertible Preferred Stock shall take such steps as are necessary to cause all shares of Convertible Preferred Stock then held by such Holder, together with all accrued and unpaid PIK Dividends thereon, less any shares of Convertible Preferred Stock previously converted by the Holder pursuant to
Section 3(b) hereof, to be converted (the "Mandatory Conversion") into a number of shares of common stock, par value $0.001 per share, of the Corporation (the "Common Stock") equal to the quotient obtained by dividing (A) the aggregate Liquidation Preference applicable to the number of shares of Convertible Preferred Stock (whether accrued or outstanding) to be converted, by (B) the Market Price (as hereinafter defined).

            (ii) Notwithstanding Section 3(a)(i) hereof, on the Anniversary Date, the Corporation may, at its sole option and discretion and in lieu of the issuance of Common Stock pursuant to Section 3(a)(i) hereof, elect to pay to the applicable Holder an amount in cash equal to the Liquidation Preference of all such shares of Convertible Preferred Stock (whether accrued or outstanding) to be converted into Common Stock pursuant to Section 3(a)(i) hereof.

            (iii) On the Anniversary Date, each applicable Holder shall present and surrender to the Corporation at its principal executive offices the certificate or certificates representing the shares of Convertible Preferred Stock to be converted into Common Stock or cash pursuant to this Section 3(a). All such certificates shall be in proper form for transfer to the Corporation duly executed by the registered Holder thereof or shall be accompanied by a duly executed stock power in proper form for transfer to the Corporation. On the Anniversary Date, all applicable shares of Convertible Preferred Stock shall cease to accrue dividends, shall be cancelled and shall represent only the right to receive shares of Common Stock or cash as provided in this Section 3(a). As promptly as possible following the Anniversary Date and the receipt of the certificate or certificates representing shares of Convertible Preferred Stock affected thereby (together with all associated transfer documentation required by this Section 3(a)(iii)) and, in any event, not later than 20 Business Days thereafter, the Corporation shall (i) cause a certificate representing the number of shares of Common Stock into which such Convertible Preferred Stock is converted pursuant to Section 3(a)(i) hereof to be issued in the name of the surrendering Holder and mail such certificate to such Holder at his or her address as it appears on the stock records of the Corporation, or (ii) pay to the surrendering Holder the cash payable to such Holder in accordance with
Section 3(a)(ii) hereof by check made payable to such Holder and mail such check to such Holder at his or her address as it appears on the stock records of the Corporation.

     (b) Conversion at the Option of the Holder.

            (i) At any time and from time to time during the period beginning on the first Business Day following the issuance of any Original Convertible Preferred Stock and ending on the last Business Day immediately preceding the Anniversary Date, each applicable Holder of any Convertible Preferred Stock shall have the right to convert (the "Optional Conversion") all shares of Convertible Preferred Stock then held by such Holder, together with all accrued and unpaid PIK Dividends thereon, into a number of shares of Common Stock equal to the quotient obtained by dividing (A) the aggregate Liquidation Preference applicable to the number of shares of Convertible Preferred Stock (whether accrued or outstanding)to be converted by (B) 125% of the Market Price; provided, however, that in no event shall the amount computed in accordance with this clause (B) be less than $4.50.

            (ii) In the event that any applicable Holder desires to convert shares of Convertible Preferred Stock into shares of Common Stock pursuant to
Section 3(b)(i) hereof, such Holder shall deliver (A) written notice thereof (the "Notice") to the Corporation, which notice shall (x) specify the precise numberof shares of Convertible Preferred Stock which such Holder desires to be converted into shares of Common Stock and (y) actually be received by the

Corporation not later than the last Business Day immediately preceding the Anniversary Date and (B) the certificate or certificates representing the shares of Convertible Preferred Stock to be converted into Common Stock pursuant to
Section 3(b)(i) hereof. All such certificates shall be in proper form for transfer to the Corporation duly executed by the registered Holder thereof or shall be accompanied by a duly executed stock power in proper form for transfer to the Corporation. Upon receipt of the Notice and the certificate or certificates representing the shares of Convertible Preferred Stock described therein, all affected shares of Convertible Preferred Stock shall cease to accrue dividends, shall be cancelled and shall represent only the right to receive shares of Common Stock as provided in Section 3(b)(i) hereof (any such date is hereinafter referred to an "Optional Conversion Date"). As promptly as possible following the Optional Conversion Date and, in any event, not later than 20 Business Days thereafter, the Corporation shall cause a certificate representing the number of shares of Common Stock into which such Convertible Preferred Stock is converted pursuant to Section 3(b)(i) hereof to be issued in the name of the surrendering Holder and mail such certificate to such Holder at his or her address as it appears on the stock records of the Corporation. Subject to Section 5 hereof, in case fewer than all of the shares of Convertible Preferred Stock represented by any such surrendered certificate are affected by any optional conversion pursuant to this Section 3(b), the Corporation shall, at its expense, cause a new certificate representing the unconverted shares of Convertible Preferred Stock to be issued to, and in the name of, the applicable Holder.

            4. Change of Control. (a) In the event of a Change of Control (as hereinafter defined), the Corporation shall have the option, at its sole option and discretion, to redeem all of the shares of Convertible Preferred Stock then outstanding at a price per share payable in cash equal to the Liquidation Preference applicable to each such share plus all accrued and unpaid dividends thereon (the "Redemption Price") to and including the Redemption Date (as hereinafter defined). Notwithstanding the first sentence of this Section 4(a), the Company may, at its sole option and discretion and in lieu of the payment of cash contemplated by such first sentence, cause the Acquiror (as hereinafter defined) to issue and deliver to each Holder, in exchange for all of the shares of Convertible Preferred Stock then held by such Holder, together with all accrued and unpaid dividends thereon, a preferred stock equity security of the Acquiror (the "Substituted Security") equal in face amount to the Redemption Price containing terms and provisions substantially identical in all material respects to the terms and provisions of the Convertible Preferred Stock so exchanged. The Substituted Security shall (i) have a liquidation preference equal to the Liquidation Preference, (ii) accrue and pay dividends of the type and in the amounts contemplated hereby (such dividends to begin to accrue on the first day following the Redemption Date), (iii) be convertible into shares of common stock of the Acquiror substantially as set forth herein, and (iv) otherwise contain such other terms and provisions as are necessary to ensure that the provisions hereof are applicable to the Substituted Security as nearly as may be practicable.

            (b) In the event that the Company desires to redeem the shares of Convertible Preferred Stock pursuant to Section 4(a) hereof, the Company shall, not later than 30 days following the consummation of any Change of Control, mail written notice thereof (the "Redemption Notice") to each Holder (the date of the Redemption Notice being referred to as the "Redemption Date"). The Redemption Notice shall (i) indicate that a Change of Control has occurred,
(ii) specify the form of payment to be made to the Holders on account of the Change of Control, and (iii) specify the procedures required to be followed by the Holders in order to receive the Redemption Price. On the Redemption Date, all shares of Convertible Preferred Stock shall cease to accrue dividends, shall be canceled and shall represent only the right to receive the Redemption Price.

     5. No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Convertible Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of Convertible Preferred Stock of any Holder that are converted, such Holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the applicable Market Price. If more than one certificate representing the Convertible Preferred Stock shall be surrendered for conversion at one time by or for the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered.

     6. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock, as herein provided, free from preemptive rights, such maximum number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Convertible Preferred Stock then outstanding.

     7. Effect of Conversions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on (a) in the case of the Mandatory Conversion, the Anniversary Date, and (b) in the case of an Optional Conversion, the applicable Optional Conversion Date.

     8. Reissuance. Shares of Convertible Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased, exchanged or converted, shall not be reissued and shall (upon compliance with any applicable provisions of the Delaware General Corporation Law (the "DGCL") have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any other series of Preferred Stock.

     9. No Preemptive Rights. The Holders of shares of Convertible Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

    10. Voting Rights. Except as otherwise expressly required by the DGCL or as to any repeal, modification, or amendment to this Certificate of Designation, which repeal, modification, or amendment shall require the affirmative vote of the Holders of at least a majority of the shares of the Convertible Preferred Stock then outstanding, voting separately as a class, the Holders of the Convertible Preferred Stock shall have no voting power whatsoever, and no Holder of the Convertible Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof, or be entitled to notification of any meeting of the Board of Directors or the stockholders of the Corporation.

    11. Transferability. No Holder of shares of Convertible Preferred Stock shall, directly or indirectly, sell, distribute, transfer, assign, gift, pledge, hypothecate or otherwise dispose of or encumber (whether voluntary or involuntary) any of such shares, unless such transfer is made (a) pursuant to either a valid gift to a member of the Immediate Family (as hereinafter defined) of the Holder, or to an entity controlled by either the Holder, the spouse of the Holder, or a member of the Holder's Immediate Family, or by will or the laws of descent and distribution or (b) to any physician in the same Medical Group (as defined in the Management Services Agreement executed and delivered in connection with the applicable Affiliate Transaction) (any person so receiving such shares of Convertible Preferred Stock shall be deemed a "Permitted Transferee").

    12. Liquidation. In the event of a liquidation, dissolution or winding up of the Corporation (the "Liquidation"), the Holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount in cash per share of Convertible Preferred Stock equal to the Liquidation Preference, together with all their accrued and unpaid dividends thereon, in preference to and in priority over any such distribution upon shares of Junior Stock. If upon any Liquidation, the assets of the Corporation available for distribution to the Holders of the Convertible Preferred Stock shall be insufficient to pay such Holders the full Liquidation Preference, the assets of the Corporation available for distribution to the Holders of the Convertible Preferred Stock shall be distributed to such Holders who shall share pro rata in such distribution in accordance with the number of shares of Convertible Preferred Stock held by such Holders.

    13. Antidilution. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Market Price otherwise applicable to any conversion subsequent thereto shall be proportionately reduced and the number of shares issuable upon such conversion shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, the Market Price otherwise applicable to any conversion subsequent thereto shall be proportionately increased and the number of shares issuable upon such conversion shall be proportionately reduced.

    14.   Definitions:

            "Acquiror" shall mean the "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") who or which becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Stock representing a majority of the total voting power thereof on a fully diluted basis as a result of a Change of Control.

            "Affiliation Transaction" shall mean any (x) affiliation transaction (in whatever form) occurring after the date hereof (i) between the Corporation and any musculoskeletal physician or physical or occupational therapy practice and (ii) in which shares of Convertible Preferred Stock are issued by the Corporation on account of such transaction or (y) any other applicable transaction in which the Board of Directors of the Corporation has approved the issuance of Original Convertible Preferred Stock.

            "Anniversary Date" shall mean the first anniversary of the issuance of any shares of the Original Convertible Preferred Stock.

            "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise.


            "Change of Control" shall mean the occurrence of either of the following:

                       (a) a sale of all or substantially all the assets of the
                           Corporation; or

                       (b) any transaction, including a merger or consolidation,
                           the result of which is any "person" or "group" becomes the "beneficial owner" of shares of Common Stock representing a majority of the total voting power thereof on a fully diluted basis.

            "Immediate Family" shall mean the spouse or lineal descendants of any Holder.

            "Market Price" shall mean (a) in the case of the Mandatory Conversion, (i) if the Common Stock is listed on one or more stock exchanges or is quoted on the NASDAQ National Market (the "National Market"), the average of the closing sales prices of a share of Common Stock on the primary national or regional stock exchange on which such shares are listed or on the National Market if quoted thereon or (ii) if the Common Stock is not so listed or quoted, but is traded in the over the counter market (other than the National Market) ((i) or (ii) above being hereinafter referred to as the "Principal Trading Market"), the average of the closing bid and asked prices of a share of Common Stock, in either case for the 20 consecutive Trading Days immediately prior to the Anniversary Date, and (b) in the case of an Optional Conversion, the average of the closing sales price of a share of Common Stock or the average of the closing bid and asked prices of a share of Common Stock, as applicable, on the Principal Trading Market for the 20 consecutive Trading Days immediately preceding the closing date of the applicable Affiliation Transaction.

             "Original Convertible Preferred Stock" shall mean shares of Convertible Preferred Stock originally issued by the Corporation to any Holder pursuant to an Affiliation Transaction or any Permitted Transferee of such a Holder but shall not include any shares of Convertible Preferred Stock issued as a PIK Dividend.

             "Trading Days" shall mean any day during which the Principal Trading Market shall be open for business and the Common Stock shall have traded on the Principal Trading Market.

                                             BMJ MEDICAL MANAGEMENT, INC.


                                             By:   /s/ Neil F. Luria
                                                   -----------------
                                                   Name:     Neil F. Luria
                                                   Title:    Secretary